                                                                     EXHIBIT 4.2

                         PLEDGE AND SECURITY AGREEMENT
                         -----------------------------

     THIS PLEDGE AND SECURITY AGREEMENT (the "Pledge Agreement") is made and
                                              ----------------
entered into as of October 29, 1999 (the "Closing Date"), by and between
                                          ------------
Louisiana Unwired, LLC (the "Pledgor"), having its principal place of business
                             -------
at One Lakeshore Drive, Suite 1900, Lake Charles, Louisiana 70629, and State Street Bank and Trust Company, in its capacity as trustee under the Indenture (as defined), as collateral agent (the "Collateral Agent"), for the benefit of
                                        ----------------
itself and for the holders (the "Holders") of US Unwired, Inc.'s 13-3/8 % Senior
                                 -------
Subordinated Discount Notes due 2009 (together with any notes issued in replacement thereof or in exchange or substitution therefor, the "Notes").
                                                                  -----
Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Indenture (hereinafter defined).

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, US Unwired Inc. ("Borrower") currently owns, legally and
                                --------
beneficially, approximately 96% of the partnership interests of Pledgor; and

     WHEREAS, Pledgor is the legal and beneficial owner of an approximately eighty percent (80%) partnership interest in Pledged Partnership (as hereinafter defined); and

     WHEREAS, Borrower and Collateral Agent, as Trustee, have entered into that certain indenture dated as of October 29, 1999 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which Borrower issued the Notes and Pledgor guaranteed
 ---------
the Notes (the "Guarantee"); and

     WHEREAS, the terms of the Indenture require that the Pledgor (i) pledge to Collateral Agent for the ratable benefit of the Holders of the Notes, and grant to Collateral Agent for the ratable benefit of the Holders of the Notes, a second priority security interest in the Collateral (as defined herein) and (ii) execute and deliver this Pledge Agreement in order to secure the payment and performance by the Pledgor of all of its obligations under both the Indenture and its Guarantee of the Notes (the "Obligations"); and
                                      -----------

     WHEREAS, the payment of the Credit Agreement (as defined), is secured by, inter alia, a first priority pledge of the Collateral (the "Senior Pledge") in
----- ----                                                  -------------
favor of the Lenders and certain other parties to the Credit Agreement, as set forth on the signature pages thereto or as may be added from time to time pursuant to the terms thereof; and

     WHEREAS, the Collateral Agent and CoBank, ACB, have entered into that Intercreditor Agreement (as herein defined); and

     WHEREAS, the Pledgor has duly authorized the execution, delivery and performance of this Pledge Agreement:

     NOW, THEREFORE, in consideration of the premises, and in order to induce the purchase of the Guarantee, Pledgor hereby agrees with the Collateral Agent for its benefit and the ratable benefit of the Holders of the Notes as follows:

                            ARTICLE I. DEFINITIONS

     SECTION 1.1.  Certain Terms.  The following terms (whether or not
                   -------------
underscored) shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof) when used in this Pledge
Agreement:

     "Collateral" shall mean and include the (i) intercompany notes payable to
      ----------
Pledgor, the Borrower, or any subsidiary of Pledgor or Borrower by Borrower, Pledgor or the Pledged Partnership and (ii) Partnership Interests, Distributions and all certificates, accounts, chattel paper, instruments, general intangibles, cash, books, records, notices and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Partnership Interests or the Distributions, together with all rights of Pledgor to receive and retain any of the foregoing and all proceeds of the foregoing.

     "Credit Agreement" shall mean that certain Credit Agreement, dated as of
      ----------------
October 1, 1999, by and between Borrower and CoBank, ACB, as Administrative Agent and as a Lender, the other Lenders identified therein, and the other parties referenced therein, as the same may be amended, modified, supplemented, extended, or restated from time to time, pursuant to which CoBank, ACB and Lenders have committed to make available to Borrower a revolving credit facility and term loan facility in the aggregate maximum principal amount outstanding at any one time not to exceed $130,000,000.

     "Distributions" shall mean all right, title and interest of Pledgor,
      -------------
whether legal or equitable, now or hereafter existing and howsoever evidenced, incurred or arising, to receive distributions from Pledged Partnership as a partner thereof or otherwise, whether cash or non-cash, including, without limitation, any and all rights of Pledgor to receive a return of all or any part of any contribution made by Pledgor to Pledged Partnership, including, without limitation, any and all rights to receive returns of advances or loans.

     "Event of Default" shall mean any of the events listed in Section 6.01 of
      ----------------
the Indenture.

     "Intercreditor Agreement" shall mean the Intercreditor Agreement between
      -----------------------
the Collateral Agent and the Administrative Agent dated as of October 29, 1999.

     "Obligations" is defined in the Recitals.
      -----------

     "Partnership Agreement" shall mean that certain Partnership Agreement,
      ---------------------
dated as of October 22, 1999 among Pledgor, Fort Bend Telephone Company and XIT Leasing, Inc., and all amendments thereto as of the date hereof, with respect to the rights and obligations of the partners of Pledged Partnership.

     "Partnership Interests" shall mean all right, title and interest of
      ---------------------
Pledgor, whether legal or equitable, now or hereafter existing, and howsoever evidenced or arising, in Pledged Partnership as a partner thereof.

     "Pledge Agreement" is defined in the preamble.
      ----------------                    --------

     "Pledged Partnership" shall mean Texas Unwired, a Louisiana general
      -------------------
partnership.

     "Pledged Partnership Interests" shall mean all Partnership Interests
      -----------------------------
pledged pursuant to the Pledge Agreement.

     "Pledge Agreement" is defined in the preamble.
      ----------------                    --------

     "Satisfaction Date" means the date on which all Obligations under the
      -----------------
Indenture and the Senior Secured Notes have been paid in full or otherwise satisfied.

     SECTION 1.2.  Indenture Definitions.  Unless otherwise defined herein or
                   ---------------------
the context otherwise requires, terms used in this Pledge Agreement, including its preamble and recitals, have the meanings provided in the Indenture.

     SECTION 1.3.  U.C.C. Definitions.  Unless otherwise defined herein or in
                   ------------------
the Indenture or the context otherwise requires, terms for which meanings are provided in the Uniform Commercial Code from time to time in effect in the State of New York (the "U.C.C.") are used in this Pledge Agreement, including its
                  ------
preamble and recitals, with such meanings.

                              ARTICLE II. PLEDGE

     SECTION 2.1.  Grant of Security Interest.  Pledgor hereby pledges,
                   --------------------------
hypothecates, assigns, charges, delivers and transfers to the Collateral Agent for its benefit and for the ratable benefit of the Holders of the Notes, and hereby grants to the Collateral Agent for the ratable benefit of the Holders of the Notes, a continuing security interest in, all of the Collateral.

     SECTION 2.2.  Security for Obligations.  This Pledge Agreement secures the
                   ------------------------
payment in full and in cash of all Obligations.

     SECTION 2.3.  Delivery of Pledged Collateral.  Pledgor hereby agrees that,
                   ------------------------------
pursuant to the terms of the Intercreditor Agreement, all certificates or instruments representing or evidencing the Collateral shall be held by the Administrative Agent for the benefit of the Lenders and the Holders. Upon expiration or termination of the Intercreditor Agreement, Pledgor shall immediately deliver or cause to be delivered to the Collateral Agent all certificates or instruments representing or evidencing the Collateral. All such certificates or instruments shall be in suitable form for transfer by delivery and shall be accompanied by instruments of transfer or assignment duly executed in blank and undated, all in form and substance satisfactory to the Collateral Agent.

     SECTION 2.4.  Distributions on Pledged Partnership Interests.  In the event
                   ----------------------------------------------
that any Distribution is to be paid on any Pledged Partnership Interest at a time when no Event of Default has occurred and is continuing, such Distribution may be paid directly to Pledgor. If any such Event of Default has occurred and is continuing, then any such Distribution shall be paid directly to the Collateral Agent.

     SECTION 2.5.  Continuing Security Interest.  This Pledge Agreement shall
                   ----------------------------
create a continuing security interest in the Collateral and shall:

          (a) remain in full force and effect until all Obligations under the Indenture and the Notes are satisfied in full;

          (b) be binding upon each Pledgor and its successors, transferees and assigns; and

          (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Holders of the Notes.

The security interest granted herein shall terminate and all rights to the Collateral shall revert to Pledgor on the Satisfaction Date. Upon any such termination or release of Collateral, the Collateral Agent will, at each Pledgor's sole expense, deliver to such Pledgor, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all Pledged Partnership Interests, together with all other Collateral held by the Collateral Agent hereunder, and execute and deliver to such Pledgor such documents as such Pledgor shall reasonably request to evidence such termination or release.

     SECTION 2.6.  Security Interest Absolute.  All rights of the Collateral
                   --------------------------
Agent and the Liens granted to the Collateral Agent hereunder, and all obligations of each Pledgor hereunder, shall be absolute and unconditional, irrespective of

          (a) any lack of validity or enforceability of the Indenture or any other agreement or instrument relating thereto;

          (b) the failure of the Collateral Agent, for its own benefit or the benefit of the Holders of the Notes:

               (i) to assert any claim or demand or to enforce any right or remedy against Pledgor, any Guarantor (as such term is defined in the Indenture) or any other Person under the provisions of the Indenture, the Notes or the Guarantees or otherwise, or

               (ii) to exercise any right or remedy against any guarantor of, or collateral securing, any Obligations of Pledgor or any Guarantor.

          (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or any other extension, compromise or renewal of any Obligation of Pledgor or any Guarantor,

          (d) any reduction, limitation, impairment or termination of any Obligation of Pledgor or any Guarantor for any reason (other than the satisfaction of and repayment in full and in cash of all Obligations), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and Pledgor hereby waives any right to or claim of) any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise or unenforceability of, or any other event or occurrence affecting, any Obligation of Pledgor, any Guarantor or otherwise,

          (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Indenture, the Notes or the other Guarantees,

          (f) any addition, exchange, release, surrender or non-perfection of any collateral (including the Collateral), or any amendment to or waiver or release of or addition to or consent to departure from any guaranty, for any of the Obligations, or

          (g) any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, Pledgor, any Guarantor, any surety or any guarantor.

     SECTION 2.7.  Postponement of Subrogation, etc.  Pledgor will not exercise
                   --------------------------------
any rights which it may acquire by reason of any payment made hereunder, whether by way of subrogation, reimbursement or otherwise, until the Satisfaction Date. Any amount paid to Pledgor on account of any payment made hereunder shall be held in trust for the benefit of the Holders of the Notes and shall immediately be paid to the Collateral Agent, for the ratable benefit of the Holders of the Notes, and credited and applied against the Obligations, whether matured or unmatured, in accordance with the terms of the Indenture, provided, however, that if

          (a) Pledgor has made payment to the Collateral Agent for the ratable benefit of the Holders of the Notes of all or any part of the Obligations, and

          (b)  the Satisfaction Date has occurred,

the Collateral Agent, on behalf of the Holders of the Notes, agrees that, at Pledgor's request, the Collateral Agent, on behalf of the Holders of the Notes, will execute and deliver to Pledgor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to Pledgor of an interest in the Obligations resulting from such payment by Pledgor. In furtherance of the foregoing, prior to the Satisfaction Date, Pledgor shall refrain from taking any action or commencing any proceeding against any Guarantor (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Pledge Agreement to the Collateral Agent or the Holders of the Notes.

                  ARTICLE III. REPRESENTATIONS AND WARRANTIES

     Warranties, etc.  Pledgor represents and warrants unto the Collateral Agent
     ----------------
and the Holders of the Notes, as at the date of each pledge and delivery hereunder by Pledgor to the Collateral Agent of any Collateral as set forth in this Article:

     SECTION 3.1.  Ownership, No Liens, etc.  Pledgor is the legal and
                   ------------------------
beneficial owner of, and has good and valid title to (and has full right and authority to pledge and assign) the Collateral, including the eighty (80%) partnership interest in the Pledged Partnership free and clear of all Liens, except any Lien granted pursuant hereto in favor of the Collateral Agent or any Permitted Lien.

     SECTION 3.2.  Valid Security Interest.
                   -----------------------

          (a) The execution and delivery of this Pledge Agreement creates a valid second-priority security interest in the Collateral and (i) in the case of any intercompany notes and any Pledged Partnership Interests that are certificated, upon the delivery of such Collateral to the Administrative Agent or a person described in Section 8-301(a)(2) of the U.C.C. such security interest will be a valid second-priority, perfected security interest, and (ii) in the case of all other Collateral, upon the filing of the U.C.C. financing statements (Form U.C.C.-1) delivered by the Pledgors to the Collateral Agent with respect to such Collateral, such security interest will be a valid second-priority, perfected security interest. Pledgor has filed all U.C.C. financing statements (Form U.C.C.-1) referred to above in the appropriate offices therefor and has taken all of the other actions referred to above necessary to create perfected and second-priority security interests in the applicable Collateral.

          (b) Upon the expiration or termination of the Intercreditor Agreement, and the receipt of notice of such satisfaction by Pledgor, Pledgor shall deliver, or cause the Collateral to be delivered, to the Collateral Agent, at which time the pledge made pursuant to this Pledge Agreement shall create a valid and perfected first priority security interest in the Collateral, securing the payment of the Obligations for the benefit of Collateral Agent and the Holders of the Notes, and enforceable as such against all creditors of Pledgor and any Persons purporting to purchase any of the Collateral from Pledgor.

     SECTION 3.3.  Organization.  Pledgor is a limited liability company duly
                   ------------
organized, validly existing and in good standing under the laws of the State of Louisiana and has all requisite power and authority to enter into this Pledge Agreement; and Pledgor's principal place of business and the place it maintains all records relating to the Collateral is now at the location listed in Section
8.4 and Pledgor's taxpayer identification number is 72-1407430.

     SECTION 3.4.  As to Pledged Partnership Interests.  In the case of any
                   -----------------------------------
Pledged Partnership Interests constituting Collateral, all such Pledged Partnership Interests are duly authorized and validly issued, fully paid and non-assessable, and constitute 80% of the partnership interests of Pledgor. Pledgor does not have any Subsidiaries incorporated in the United States of which it directly owns any Capital Stock other than the Pledged Partnership. In the event any of the Pledged Partnership Interests become certificated, the certificates representing the Pledged Partnership Interests shall be delivered to the Collateral Agent or a person described in Section 8-301(a)(2) of the U.C.C., with stock powers, accompanied by undated instruments of transfer duly executed in blank and the Collateral Agent has "control" (as defined in the U.C.C.) of such Pledged Shares.

     SECTION 3.5.  Authorization, Approval, etc.  No authorization, approval or
                   ----------------------------
other action by, and no notice to or filing with, any Governmental Authority, regulatory body or other Person (other than those that have been, or on the Closing Date will be, duly obtained or made and which are, or on the Closing Date will be, in full force and effect) is required either

          (a) for the pledge by Pledgor of any Collateral pursuant to this Pledge Agreement or for the execution, delivery and performance of this Pledge Agreement by Pledgor, or

          (b) for the exercise by the Collateral Agent of the voting or other rights provided for in this Pledge Agreement, or, except with respect to any Pledged Partnership Interests as may be required in connection with a disposition of such Pledged Partnership Interests by laws affecting the offering and sale of securities generally, the remedies in respect of the Collateral pursuant to this Pledge Agreement, provided, however, that in order to exercise the voting and certain other rights
--------  -------
provided for in this Pledge Agreement, the Pledged Partnership Interests must be transferred into the name of the Collateral Agent on the books and records of the Issuer prior to the exercise of such voting or other rights.

     SECTION 3.6.  Compliance with Laws.  Pledgor is in compliance with the
                   --------------------
requirements of all applicable laws (including, the provisions of the Fair Labor Standards Act), rules, regulations and orders of every Governmental Authority, the non-compliance with which could have a material adverse effect on the business, prospects, financial condition or results of operations of Pledgor, or draw into question the validity of this Pledge Agreement or the other documents contemplated by the Indenture or adversely affect the value of the Collateral.

     SECTION 3.7.  Power to Enter Into Agreement. Pledgor has all requisite
                   -----------------------------
corporate power and authority to enter into this Pledge Agreement.

     SECTION 3.8.  Due Execution.  This Pledge Agreement has been duly executed
                   -------------
and delivered by Pledgor and constitutes a legal, valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and equitable principles of general applicability.

     SECTION 3.9.  No Litigation.  No litigation, investigation or proceeding of
                   -------------
or before any arbitrator or governmental authority is pending or, to the best knowledge of Pledgor, threatened by or against Pledgor or against any of its properties or revenues with respect to this Pledge Agreement or any of the transactions contemplated hereby.

     SECTION 3.10. Legal Pledge.  The pledge of the Collateral pursuant to this
                   ------------
Pledge Agreement is not prohibited by any applicable law or governmental regulation, release, interpretation or opinion of the Board of Governors of the Federal Reserve System or other regulatory agency (including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System).

                             ARTICLE IV. COVENANTS

     SECTION 4.1.  Protect Collateral, Further Assurances, etc.  Except for the
                   -------------------------------------------
Senior Pledge, or as otherwise provided for in the Credit Agreement, Pledgor will not sell, assign, transfer, pledge, or encumber in any other manner the Collateral (except in favor of the

Collateral Agent hereunder or as specifically permitted by the Indenture). Pledgor will warrant and defend the right and title herein granted unto the Collateral Agent in and to the Collateral (and all right, title and interest represented by the Collateral) against the claims and demands of all Persons whomsoever. Pledgor agrees that at any time, and from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments, and take all further action, that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Pledgor will not certificate or issue any Partnership Interests unless the same are immediately pledged to the Collateral Agent hereunder and delivered to the Administrative Agent, the Collateral Agent or a person described in Section 8-301(a) of the U.C.C.

     SECTION 4.2.  Endorsements.  Pledgor agrees that all certificated Pledged
                   ------------
Partnership Interests delivered by such Pledgor pursuant to this Pledge Agreement will be accompanied by duly executed, or other equivalent instruments of transfer reasonably acceptable to the Collateral Agent. Pledgor will, from time to time upon the reasonable request of the Collateral Agent, promptly deliver to the Collateral Agent such instruments and similar documents, reasonably satisfactory in form and substance to the Collateral Agent, with respect to the Collateral as the Collateral Agent may reasonably request and will, from time to time upon the request of the Collateral Agent after the occurrence of any Event of Default, promptly cause the Pledged Partnership to transfer any Pledged Partnership Interests or other Collateral into the name of any nominee designated by the Collateral Agent.

     SECTION 4.3.  Continuous Pledge.  Subject to Section 2.4 hereof, Pledgor
                   -----------------
will, at all times, keep pledged to the Collateral Agent pursuant hereto all Pledged Partnership Interests, all Distributions with respect thereto, and all other Collateral, instruments, proceeds and rights from time to time received by or distributable to such Pledgor in respect of any Collateral.

     SECTION 4.4.  Voting Rights, Dividends, etc.  Pledgor agrees:
                   -----------------------------

          (a) if an Event of Default shall have occurred and be continuing, promptly upon receipt of notice thereof by Pledgor and without any request therefore by the Collateral Agent, to deliver (properly endorsed where required hereby or requested by the Collateral Agent) to the Collateral Agent all Distributions and all proceeds of the Collateral, all of which shall be held by the Collateral Agent as additional Collateral for use in accordance with Section 6.4 hereof; and
                     -----------

          (b) if an Event of Default shall have occurred and be continuing and the Collateral Agent shall have notified Pledgor of the Collateral Agent's intention to exercise its voting power under this Section:

             (i) the Collateral Agent may exercise (to the exclusion of Pledgor) the voting power and all other incidental rights of ownership with respect to any Pledged Partnership Interests or other Collateral, and Pledgor hereby grants the Collateral Agent an irrevocable proxy, exercisable under such circumstances, to vote the Pledged Partnership Interests and such other Collateral; and

               (ii) promptly to deliver to the Collateral Agent such additional proxies and other documents as may be necessary to allow the Collateral Agent to exercise such voting power.

All Distributions and proceeds which may at any time and from time to time be held by Pledgor but which Pledgor is then obligated to deliver to the Collateral Agent, shall, until delivery to the Collateral Agent, be held by Pledgor separate and apart from its other property in trust for the Collateral Agent. The Collateral Agent agrees that unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given the notice referred to in this Section, Pledgor has the exclusive power to exercise all voting and other consensual rights with respect to the Pledged Partnership Interests, and the Collateral Agent shall, upon the written request of Pledgor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by Pledgor, and which are necessary to allow Pledgor to exercise such powers with respect to any of the Pledged Partnership Interests; provided,
                                                                 --------
however, that no vote shall be cast, or consent, waiver or ratification given,
-------
or action taken by Pledgor that would materially impair the value of any Collateral or be inconsistent with or violate any provision of the Indenture, the Notes, the Guarantees or this Pledge Agreement.

                        ARTICLE V. THE COLLATERAL AGENT

     SECTION 5.1.  Collateral Agent Appointed Attorney-in-Fact.  Pledgor hereby
                   -------------------------------------------
irrevocably appoints the Collateral Agent as Pledgor's attorney-in-fact, with full authority and in the name, place and stead of the Pledgor or in its own name, from time to time in the Collateral Agent's discretion, to take, upon the occurrence and during the continuance of an Event of Default, any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including without limitation:

          (a) to ask, demand, collect, sue for, recover, compromise and receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

          (b) to receive, endorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above; and
                                                     ----------
          (c) to file any claims or take any action or institute any proceedings which the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral.

     SECTION 5.2.  Authority of Collateral Agent.
                   -----------------------------

          (a) The Collateral Agent shall have and be entitled to exercise all powers hereunder that are specifically granted to the Collateral Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The Collateral Agent may perform any of its duties hereunder or in connection with the Collateral by or through agents or employees and shall not be liable for the actions of any such agents appointed with due care and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Neither the Collateral Agent nor any director, officer, employee, attorney or agent of the Collateral Agent shall be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. The Collateral Agent and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document reasonably believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons.

          (b) Pledgor acknowledges that the rights and responsibilities of the Collateral Agent under this Pledge Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Collateral Agent and the Holders of the Notes, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and each or Pledgor, the Collateral Agent shall be conclusively presumed to be acting as agent for the Holders of the Notes with full and valid authority so to act or refrain from acting, and Pledgor shall not be obligated or entitled to make any inquiry respecting such authority.

          (c) The Trustee has been appointed as trustee pursuant to the Indenture. The actions of the Trustee hereunder, acting as Collateral Agent, are subject to the provisions of the Indenture.

     SECTION 5.3.  Resignation or Removal of the Collateral Agent.  Until such
                   ----------------------------------------------
time as the Obligations shall have been paid in full, the Collateral Agent may at any time, by giving written notice to Pledgor, the Trustee (as defined in the Indenture) and the Holders of the Notes, resign and be discharged of the responsibilities hereby created, such resignation to become effective upon (i) the appointment of a successor Collateral Agent and (ii) the acceptance of such appointment by such successor Collateral Agent. As promptly as practicable after the giving of any such notice, the Trustee (if the Trustee is not then acting as the Collateral Agent hereunder), or if the Trustee and the Collateral Agent are the same person or entity, the Holders of the Notes shall appoint a successor Collateral Agent, which successor Collateral Agent shall be reasonably acceptable to the Pledgors. If no successor Collateral Agent shall be appointed and shall have accepted such appointment within 90 days after the Collateral Agent gives the aforesaid notice of resignation, the Collateral Agent may apply to any court of competent jurisdiction to appoint a successor Collateral Agent to act until such time, if any, as a successor shall have been appointed as provided in this Section. Any successor so appointed by such court shall immediately and without further act be superseded by any successor Collateral Agent appointed by the Holders of the Notes, as provided in this Section. Simultaneously with its replacement as Collateral Agent hereunder, the Collateral Agent so replaced shall deliver to its successor all documents, instruments, certificates and other items of whatever kind (including, without limitation, the certificates and instruments evidencing the Collateral and all instruments of transfer or assignment) held by it pursuant to the terms hereof. Any Collateral Agent that has resigned shall be entitled to fees, costs and expenses to the extent incurred or arising, or relating to events occurring, before its resignation or removal.

     SECTION 5.4.  Release; Termination of Agreement.
                   ---------------------------------

          (a) This Pledge Agreement shall terminate upon the earlier to occur of: (i) full and final payment and performance of the Obligations (and upon receipt by the Collateral Agent of Pledgor's written certification that all such Obligations have been satisfied) and payment in full of all fees and expenses owing by the Pledgor to the Collateral Agent, (ii) the day of the Legal Defeasance of all of the Obligations pursuant to Section 8.02 of the Indenture (other than those surviving Obligations specified therein) or
     (iii) such other termination date as is provided by the Indenture. At such time, the Collateral Agent shall, at the request of Pledgor, reassign and redeliver to Pledgor all of the Collateral hereunder that has not been sold, disposed of, retained or applied by the Collateral Agent in accordance with the terms hereof. Such reassignment and redelivery shall be without warranty by or recourse to the Collateral Agent, except as to the absence of any prior assignments by the Collateral Agent of its interest in the Collateral, and shall be at the expense of the Pledgors.

          (b) Pledgor agrees that it will not, except as permitted by the Indenture, sell or dispose of, or grant any option or warrant with respect to, any of the Collateral; provided, however, that if Pledgor shall sell any of the Collateral in accordance with the terms of the Indenture, the Collateral Agent shall, at the request of Pledgor and subject to requirements of Section 12.03 of the Indenture, release the Collateral subject to such sale free and clear of the Lien under this Pledge Agreement.

     SECTION 5.5.  Collateral Agent May Perform.  If Pledgor fails to perform
                   ----------------------------
any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by Pledgor pursuant to Section
6.5 hereof.

     SECTION 5.6.  Collateral Agent Has No Duty.  The powers conferred on the
                   ----------------------------
Collateral Agent hereunder are solely to protect its interest (on behalf of the Holders of the Notes) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for the reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or responsibility for

          (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or

          (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

     SECTION 5.7.   Reasonable Care.  The Collateral Agent is required to
                    ---------------
exercise reasonable care in the custody and preservation of any of the Collateral in its possession, provided, however, the Collateral Agent shall be
                              --------  -------
deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as Pledgor reasonably requests in writing from time to time, but failure of the Collateral Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

                             ARTICLE VI. REMEDIES

     SECTION 6.1.  Certain Remedies.  If an Event of Default shall have occurred
                   ----------------
and be continuing:

          (a) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) and also may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten day's prior notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefore, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (b)  The Collateral Agent may

             (i) transfer all or any part of the Collateral into the name of the Collateral Agent or its nominee, with or without disclosing that such Collateral is subject to the Lien hereunder,

             (ii) notify the parties obligated on any of the Collateral to make payment to the Collateral Agent of any amount due or to become due thereunder,

             (iii) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto,

             (iv) endorse any checks, drafts or other writings in Pledgor's name to allow collection of the Collateral,

             (v)   take control of any proceeds of the Collateral and

             (vi) execute (in the name, place and stead of Pledgor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

     SECTION 6.2.  Further Action.  If the Collateral Agent shall determine to
                   --------------
exercise its right to sell all or any of the Collateral pursuant to Section 6.1,
                                                                    ------------
Pledgor agrees that, upon request of the Collateral Agent, Pledgor will, at its own expense, do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

     SECTION 6.3.  Compliance with Restrictions.  Pledgor agrees that in any
                   ----------------------------
sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Collateral Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority, and Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Collateral Agent be liable nor accountable to Pledgor for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

     SECTION 6.4.  Application of Proceeds.  All cash proceeds received by the
                   -----------------------
Collateral Agent in respect of any sale of, collection from or other realization upon, all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as additional collateral security for, or then or at any time thereafter be applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 7.07 of the Indenture and, Section
                                                                       -------
6.5 below) in whole or in part by the Collateral Agent against, all or any part
---
of the Obligations in such order as the Collateral Agent shall elect. Any surplus of such cash or other proceeds held by the Collateral Agent and remaining after the Satisfaction Date, shall be paid over to Pledgor or to whomsoever may be lawfully entitled to receive such surplus. The Pledgor shall remain liable for any deficiency.

     SECTION 6.5.  Indemnity and Expenses. Pledgor hereby indemnifies and holds
                   ----------------------
harmless the Collateral Agent from and against any and all claims, losses and liabilities arising out of or resulting from this Pledge Agreement (including enforcement of this Pledge Agreement), except claims, losses or liabilities resulting from the Collateral Agent's gross negligence or willful misconduct, and Pledgor will pay to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Collateral Agent may incur, in each case, in connection with:

          (a)  the administration of this Pledge Agreement,

          (b) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral,

          (c) the exercise or enforcement of any of the rights of the Collateral Agent hereunder, or

          (d) the failure by Pledgor to perform or observe any of the provisions hereof.

                      ARTICLE VII. LOUISIANA PROVISIONS.

     SECTION 7.1.  General.  The provisions of this Article 7 shall apply to the
                   -------
Collateral and all proceeds thereof at all times during which such Collateral or the proceeds there-of are located in Louisiana or are otherwise subject to the application of Louisiana law in any respect. The term "Louisiana Collateral" as used herein shall refer to all portions of the Collateral and the proceeds thereof that are from time to time located in the State of Louisiana or are otherwise subject to Louisiana law at all times during which such portions or proceeds thereof are located in Louisiana or are otherwise mandatorily subject to the application of Louisiana law under the applicable laws of other states.

     SECTION 7.2.  Financing Statements.  Pledgor will complete and sign one or
                   --------------------
more appropriate Louisiana UCC-1 financing statements with regard to the Collateral and the proceeds thereof. Pledgor authorizes Collateral Agent, at Pledgor's expense, to file multiple originals, or photocopies, carbon copies or facsimile copies of such Louisiana UCC-1 financing statements with the appropriate filing officer or officers in the State of Louisiana, pursuant to the provisions of Chapter 9 of the Louisiana Commercial Laws.

     SECTION 7.3.  Event of Default; Remedies.  Upon the occurrence of any Event
                   --------------------------
of Default hereunder, Collateral Agent shall have the following rights and remedies with respect to the Louisiana Collateral, which rights and remedies are in addition to and are not in lieu or limitation of any other rights and remedies that may be provided in this Pledge Agreement, the Indenture or any related documents, under Chapter 9 of the Louisiana Commercial Laws (La. R.S.
(S)(S) 10:9-101, et seq.), under the Uniform Commercial Code of any state other
                 -- ---
than Louisiana, or at law or equity generally:

          (a) Collateral Agent may cause the Louisiana Collateral, or any part or parts there-of, to be immediately seized wherever found, and sold, whether in term of court or in vacation, under ordinary or executory process, in accordance with applicable Louisiana law, to the highest bidder for cash, with or without appraisement, without the necessity of making additional demand, or of notifying Pledgor or placing Pledgor in default.

          (b) For purposes of foreclosure under Louisiana executory process procedures, Pledgor confesses judgment and acknowledges to be indebted unto and in favor of Collateral Agent and the Holder up to the full amount of the Obligations, in principal, interest, costs, expenses, attorneys' fees and other fees and charges. To the extent permitted under applicable Louisiana law, Pledgor additionally waives: (a) the benefit of appraisal as provided in Articles 2332, 2336, 2723 and 2724 of the Louisiana Code of Civil Procedure and all other laws with regard to appraisal upon judicial sale; (b) the demand and three (3) days' delay as provided under Articles 2639 and 2721 of the Louisiana Code of Civil Procedure; (c) the notice of seizure as provided under Articles 2293 and 2721 of the Louisiana Code of Civil Procedure; (d) the three (3) days' delay provided under Articles 2331 and 2722 of the Louisiana Code of Civil Procedure; and (e) all other benefits provided under Articles 2331, 2722 and 2723 of the Louisiana Code of Civil Procedure and all other similar provisions of the Louisiana Code of Civil Procedure not specifically listed hereinabove.

          (c) Should any of the Louisiana Collateral be seized as an incident to an action for the recognition or enforcement of the Obligations or this Pledge Agreement, the Indenture or any related document, by executory process, sequestration, attachment, writ of fieri facias or otherwise,
                                                 -------------
     Pledgor agrees that the court issuing any such order shall, if requested by Collateral Agent, appoint Collateral Agent or any person or entity named by Collateral Agent at the time such seizure is requested, or at any time thereafter, as keeper of the Louisiana Collateral as provided under La. R.S. (S)(S) 9:5136, et seq., Pledgor agrees to pay the reasonable fees of
                         -- ---
     such keeper, which compensation to the keeper shall also be a part of the Obligations secured under this Pledge Agreement.

          (d) Should it become necessary for Collateral Agent to foreclose against the Louisiana Collateral, all declarations of fact that are made under an authentic act before a Notary Public in the presence of two witnesses, by a person declaring such facts to lie within his or her knowledge, shall constitute authentic evidence for purposes of executory process and also for purposes of La. R.S. (S) 9:3509.1, La. R.S. (S) 9:3504(D)(6) and La. R.S. (S) 10:9-508, as applicable.

     SECTION 7.4.  GOVERNING LAW.  ANYTHING TO THE CONTRARY CONTAINED IN THIS
                   -------------
PLEDGE AGREEMENT NOTWITHSTANDING, THE SECURITY INTERESTS IN THE LOUISIANA COLLATERAL GRANTED IN THIS PLEDGE AGREEMENT, AND COLLATERAL AGENT'S OR ANY HOLDER'S REMEDIES IN THE COURTS SITTING IN AND FOR THE STATE OF LOUISIANA WITH RESPECT TO THE LOUISIANA COLLATERAL SHALL BE GOVERNED BY LOUISIANA LAW.

                    ARTICLE VIII. MISCELLANEOUS PROVISIONS

     SECTION 8.1.  Security Agreement.  This Pledge Agreement is a Security
                   ------------------
Agreement executed pursuant to the Indenture and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

     SECTION 8.2.  Amendments, etc.  No amendment to or waiver of any provision
                   ---------------
of this Pledge Agreement nor consent to any departure by Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent (on behalf of the Holders of the Notes) and Pledgor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

     SECTION 8.3.  Protection of Collateral.  The Collateral Agent may from time
                   ------------------------
to time, at its option, and at the expense of the Pledgor, perform any act which Pledgor agrees hereunder to perform and which Pledgor shall fall to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of an Event of Default) and the Collateral Agent may from time to time take any other action which the Collateral Agent reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

     SECTION 8.4.  Addresses for Notices.  All notices and other communications
                   ---------------------
provided for hereunder shall be in writing and addressed, delivered or transmitted, if to Pledgor, at the address or facsimile number of US Unwired, Inc. provided for in the Indenture, and, if to the Collateral Agent, at State Street Bank and Trust Company, Goodwin Square, 225 Asylum Street, Hartford, Connecticut 06103, Telecopier No.: (860) 244-1889, Attn: Laurel Melody-Casasanta, or as to any such party at such other address or facsimile number as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. Any notice, (a)(i) if mailed and properly addressed with postage prepaid or (ii) if properly addressed and sent by pre-paid courier service, shall be deemed given when such notice has been received or (b) if transmitted by facsimile, shall be deemed given when transmitted (and telephonic confirmation of receipt thereof has been received).

     SECTION 8.5.  Headings.  The various headings of this Pledge Agreement are
                   --------
inserted for convenience only, and shall not affect the meaning or interpretation of this Pledge Agreement or any provisions hereof.

     SECTION 8.6.  Severability.  Any provision of this Pledge Agreement which
                   ------------
is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions of this Pledge Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 8.7.  GOVERNING LAW.  THIS PLEDGE AGREEMENT SHALL BE DEEMED TO BE A
                   -------------
CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCLUDING THE LAW OF CONFLICTS.

     SECTION 8.8.  Counterparts.  This Pledge Agreement may be executed by the
                   ------------
parties hereto in several counterparts, each of which shall be deemed to be an original (whether such counterpart is originally executed or an electronic copy of an original) and all of which shall constitute together but one and the same agreement. This Pledge Agreement shall become effective and binding upon Pledgor when a counterpart hereof executed on behalf of Pledgor shall have been received by the Collateral Agent.

                  [Signatures commence on the following page]

     IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

                                        LOUISIANA UNWIRED, LLC


                                        By /s/ Robert Piper
                                           -------------------------------------
                                           Title: Manager

                                        STATE STREET BANK AND TRUST
                                          COMPANY as Collateral Agent

                                        By /s/ illegible signature
                                           _____________________________________
                                           Title: Assistant Vice President

                                      S-1